UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2013

Vocus, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-125834	58-1806705
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12051 Indian Creek Court, Beltsville, Maryland		20705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-459-2590

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 28, 2013, the Board of Directors of Vocus, Inc. (the "Company") amended the Company’s bylaws (as amended, the "Amended Bylaws") to include a new Section 11 entitled "Exclusive Forum for Certain Actions and Proceedings." Section 11 designates the State of Delaware as the sole and exclusive forum for any (i) derivative actions or proceedings brought on behalf of the Company, (ii) actions asserting or alleging a breach of fiduciary duty owed by any director or officer of the Company to the Company or the Company’s stockholders, (iii) actions asserting or alleging any claim against the Company or against any director, officer or employee of the Company arising pursuant to or involving any interpretation of any provision of the Delaware General Corporation Law or the Company’s Certificate of Incorporation or Bylaws (as any of the foregoing may be amended and in effect from time to time), or (iv) actions asserting or alleging any claim against the Company or against any director, officer or employee of the Company governed by or involving the internal affairs doctrine.

The description of the amendment to the Company's bylaws set forth herein is qualified in its entirety by reference to the full text of such amendment, which is filed as an exhibit hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.1. Amendment to the Second Amended and Restated Bylaws of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vocus, Inc.

August 30, 2013	By:	Stephen A. Vintz

Name: Stephen A. Vintz
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Second Amended and Restated Bylaws of the Company.